                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              FEDDERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Robert N. Edwards
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686

                                                               November 25, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on December 22, 1998.

     At the Meeting you will be asked to elect directors, approve the reservation of shares of Class A Stock to be used to pay a portion of the annual fee to non-employee directors and ratify the appointment of independent auditors.

     It is important that your shares be represented at the meeting, whether or not you are personally able to be present. If your shares are held in the name of your broker or a nominee, they can vote your preferences for you. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, FOR approval of all proposals. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated.

     Enclosed are the Notice of Meeting, Proxy Statement and proxy card.

                                   Sincerely,

              SALVATORE GIORDANO                             SAL GIORDANO, JR.
            Chairman of the Board                       Vice Chairman, President and
                                                          Chief Executive Officer

                              FEDDERS CORPORATION
                        LIBERTY CORNER, NEW JERSEY 07938

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fedders Corporation (the "Company") will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ 07060 on Tuesday, December 22, 1998 at 10:30 a.m. for the following purposes:

          1. To elect each current director to hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and shall have qualified;

          2. To consider and act upon a proposal to approve a plan pursuant to which 150,000 shares of Class A Stock would be reserved for issuance to pay a portion of the fee paid to non-employee Directors of the Company; and

          3. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 25, 1998
Liberty Corner, New Jersey

IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy Statement.............................................    1
Proposal No. 1 -- Election of Directors.....................    2
  Meetings and Compensation of the Board of Directors.......    3
  Membership and Meetings of the Committees of the Board of
     Directors..............................................    3
Security Ownership of Directors and Executive Officers......    4
Section 16(a) Beneficial Ownership Reporting Compliance.....    5
Principal Stockholders of Fedders...........................    5
Executive Compensation......................................    6
  Summary Compensation Table................................    6
  Options/SAR Grant Table...................................    7
  Aggregated Option/SAR Exercises and Fiscal Year-End
     Option/SAR Value Table.................................    7
  Report of the Compensation Committee on Executive
     Compensation...........................................    7
  Employment Contracts......................................    8
     Salvatore Giordano.....................................    8
     Sal Giordano, Jr. .....................................    8
  Performance Graph.........................................    9
Proposal No. 2 -- To Consider and Act upon a Proposal to
  Approve a Plan Pursuant to which 150,000 Shares of Class A
  Stock would be Reserved for Issuance to Pay a Portion of
  the Fee Paid to Non-Employee Directors of the Company.....    9
Proposal No. 3 -- Ratification of Selection of Independent
  Auditors..................................................   10
Stockholder Proposals -- Next Annual Meeting................   10
Cost of Solicitation........................................   10

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation ("Fedders" or the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 22, 1998, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to stockholders of the Company (the "Stockholders") on November 25, 1998. A Stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company to such effect or by delivering to the Company an executed proxy bearing a later date. Any Stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.

     The Company's Annual Report to Stockholders for the period from September 1, 1997 to August 31, 1998 (the "Fiscal Year"), including financial statements, has been enclosed with this Proxy Statement.

     At the Annual Meeting, holders of shares of the Company's Common Stock and Class B Stock will be asked to approve the proposals set forth in this Proxy Statement.

     The close of business on November 6, 1998 has been fixed as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 16,838,559 shares of Common Stock and 2,266,606 shares of Class B Stock of the Company were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors under certain circumstances. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.

     Approval of Proposal No. 1 for the election of directors, requires a plurality of the votes of the shares of Common Stock and Class B Stock present in person or represented by proxy at the Annual Meeting, provided that such shares constitute a quorum. Approval of Proposal No. 2 for the reservation of shares of the Company's Class A Stock to be used to pay a portion of the annual fee paid to non-employee Directors of the Company, requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock voting together as a single class, as does Proposal No. 3 for the ratification of the appointment of the Company's independent auditors.

     The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of (i) the election of directors; (ii) the reservation of shares of the Company's Class A Stock to be used to pay a portion of the annual fee paid to non-employee Directors of the Company; and (iii) ratifying the appointment of BDO Seidman, LLP as the Company's independent auditors for the ensuing fiscal year. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting. The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     On August 25, 1998, the Board of Directors approved a resolution increasing the number of directors of the Company to ten (10) and elected Dr. David C. Chang a director of the Company, to serve until the next annual meeting of Stockholders.

     The nominees for election as directors are Messrs. Salvatore Giordano, Sal Giordano, Jr., William J. Brennan, David C. Chang, Joseph Giordano, C. A. Keen, Howard S. Modlin, Clarence Russel Moll, S. A. Muscarnera and Anthony E. Puleo. Set forth opposite the name of each director/nominee or in the notes below, is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

                                                                                       DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND AGE                   SINCE
----                                     ----------------------------                  --------
Nominees
Salvatore Giordano.......  Chairman of the Board of the Company(1)(2); 88                1945
Sal Giordano, Jr.........  Vice Chairman, President and Chief Executive Officer of
                           the Company(1)(2); 60                                         1965
William J. Brennan.......  Financial Consultant(3); 70                                   1980
David C. Chang...........  President, Polytechnic University(4); 57                      1998
Joseph Giordano..........  Retired(1)(5); 64                                             1961
C. A. Keen...............  Retired(6); 73                                                1996
Howard S. Modlin.........  Partner, Weisman Celler Spett & Modlin(7); 67                 1977
Clarence R. Moll.........  President Emeritus, Widener University(8); 84                 1967
S. A. Muscarnera.........  Retired(1)(9); 58                                             1982
Anthony E. Puleo.........  President, Puleo Tree Co.(10); 63                             1994

---------------
 (1) Messrs. Sal Giordano, Jr. and Joseph Giordano are sons, and Mr. S. A. Muscarnera is the nephew, of Mr. Salvatore Giordano.

 (2) Messrs. Salvatore Giordano and Sal Giordano, Jr. have been associated in executive capacities with the Company for more than five years. Mr. Salvatore Giordano is Chairman of the Executive Committee. Mr. Sal Giordano, Jr. is Chairman of the Nominating Committee, and a member of the Executive Committee.

 (3) Principal occupation during the past five years. Mr. Brennan served as a director of the Company from 1980 to 1987, and was again elected a director in 1989. He is also a director of CSM Environmental Systems, Inc. He has been a financial consultant since 1988. Mr. Brennan is Chairman of the Finance Committee and a member of the Audit and Compensation Committees.

 (4) Principal occupation during last four years. Prior to that, Dr. Chang was Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang is a member of the Finance and Nominating Committees.

 (5) Mr. Giordano was a Senior Vice President of the Company until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into the Company on August 13, 1996. Mr. Giordano is a member of the Executive and Finance Committees.

 (6) Mr. Keen was a Vice President of the Company for more than 20 years until his retirement in August 1992, with responsibilities in a number of areas during that time, including marketing, treasury and international sales and sourcing. He was also a director of NYCOR, Inc. until its merger into the Company on August 13, 1996. Mr. Keen is a member of the Compensation and Nominating Committees.

 (7) Principal occupation during the past five years. The law firm of Weisman Celler Spett & Modlin, P.A. renders legal services to the Company from time to time. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation. Mr. Modlin is Chairman of the Compensation Committee and a member of the Executive and Audit Committees.

 (8) Principal occupation during the past five years. Dr. Moll is also a director of Ironworkers' Savings Bank. Dr. Moll is Chairman of the Audit Committee.

 (9) Mr. Muscarnera was Senior Vice President and Secretary of the Company prior to his retirement on August 31, 1996. Mr. Muscarnera served in various capacities with the Company for over 39 years, including human resources and legal. Mr. Muscarnera is a member of the Audit and Finance Committees.

(10) Principal occupation during the past two and one half years. Puleo Tree Co. is an importer of Christmas items and garden furniture. Prior to that Mr. Puleo was President of Boulderwood Corporation. Mr. Puleo is a member of the Compensation and Nominating Committees.

MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     During the Fiscal Year, the Board of Directors of the Company held seven
(7) meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members held during the periods they served as directors. Directors who are not employees receive an annual fee of $48,000, payable one-half in cash and one-half in shares of the Company's Class A Stock.

MEMBERSHIP AND MEETINGS OF THE COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has five standing committees. These committee memberships are indicated in the preceding biographical information.

     The Audit Committee consists of four directors, none of whom is an employee of the Company. The Audit Committee reviews significant matters relating to the audit and internal controls of the Company, reviews the results of audits by the Company's independent auditors, reviews the activities of the internal audit staff, and recommends selection of the Company's independent auditors for approval by the Board, subject to ratification by the Stockholders. The Committee reviews the unaudited financial statements of the Company monthly and the audited financial statements of the Company after the close of each fiscal year. The Chairman and other members of the Audit Committee receive a fee of $1,000 and $500, respectively, for each meeting they attend. During the Fiscal Year, the Audit Committee held seven (7) meetings.

     The Compensation Committee consists of four non-employee directors. The Committee develops compensation plans for the executive officers of the Company, subject to the approval of the full Board. During the Fiscal Year, the Compensation Committee held one (1) meeting.

     The Executive Committee consists of four directors and has the authority to act on most matters concerning the Company during intervals between Board meetings. During the Fiscal Year, the Executive Committee held one (1) meeting.

     The Finance Committee consists of four directors. This Committee reviews the Company's financial policies, keeps informed of its operations and financial condition, including requirements for funds, and reviews the Company's continuing financial arrangements and methods of external financing. The Finance Committee did not meet during the Fiscal Year.

     The Nominating Committee consists of four directors, three of whom are non-employee directors. The Committee reviews possible director candidates and makes recommendations to the Board concerning nominees to serve on the Board. The Nominating Committee was recently formed and did not meet during the Fiscal Year.

       SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF FEDDERS

     As of October 31, 1998, each director of the Company and each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" and all directors and executive officers of the Company as a group, owned beneficially the number of shares of the Company's equity securities set forth in the following table. Shares subject to acquisition within 60 days pursuant to stock options are shown separately. Unless otherwise indicated, the owners listed have sole voting and investment power. The Company's Class A Stock has no voting rights except as provided under Delaware Law.

                                                                         SHARES
                                                   AMOUNT AND          SUBJECT TO
                                                   NATURE OF           ACQUISITION      PERCENT
                    NAME OF INDIVIDUAL             BENEFICIAL           WITHIN 60       OF CLASS
TITLE OF CLASS      OR PERSONS IN GROUP            OWNERSHIP            DAYS(11)       OWNED(12)
--------------      -------------------            ----------          -----------     ---------
Common Stock        Salvatore Giordano.........        1,100(1)                0      Less than 1%
                    Sal Giordano, Jr...........        1,100(1)                0      Less than 1%
                    William J. Brennan.........        5,000                   0      Less than 1%
                    Joseph Giordano............       13,910(1)                0      Less than 1%
                    C. A. Keen.................        5,700                   0      Less than 1%
                    Howard S. Modlin...........      256,800(2)                0          1.5%
                    Clarence Russel Moll.......       61,400(3)                0      Less than 1%
                    S. A. Muscarnera...........       55,000                   0      Less than 1%
                    Anthony E. Puleo...........        2,000                   0      Less than 1%
                    Robert L. Laurent, Jr......       20,000                   0      Less than 1%
                    All directors and executive
                      officers as a group......      425,410                   0          2.5%
Class A Stock       Salvatore Giordano.........    1,391,944(4)(5)             0          7.5%
                    Sal Giordano, Jr...........    1,629,965(4)(6)       319,066         10.4%
                    William J. Brennan.........       37,000              31,875      Less than 1%
                    Joseph Giordano............    1,048,637(4)(7)       161,875          6.5%
                    C. A. Keen.................      125,016              22,500      Less than 1%
                    Howard S. Modlin...........      361,967(8)           45,938          2.2%
                    Clarence Russel Moll.......       69,867(9)           15,000      Less than 1%
                    S. A. Muscarnera...........      105,868             103,750          1.1%
                    Anthony E. Puleo...........            0              24,375      Less than 1%
                    Robert L. Laurent, Jr......      287,997             140,590          2.3%
                    Kent Hansen................       25,593              20,000      Less than 1%
                    Gerald C. Senion...........            0              50,000      Less than 1%
                    All directors and executive
                      officers as a group......    4,090,024             953,607         25.9%
Class B Stock(12)   Salvatore Giordano.........    2,262,566(10)               0         99.82%
                    Sal Giordano, Jr...........    2,262,566(10)               0         99.82%
                    Joseph Giordano............    2,262,566(10)               0         99.82%
                    All directors and executive
                      officers as a group......    2,262,566                   0         99.82%
                    Ownership of Common, Class
                      A, and Class B Stock
                      combined, by all
                      directors and executive
                      officers as a group......    6,778,000             953,607         20.05%

---------------
 (1) The amount shown includes 1,100 shares which are held by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

 (2) Includes 3,100 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

 (3) Includes 15,000 shares owned by Dr. Moll's wife, as to which Dr. Moll disclaims beneficial ownership.

 (4) Includes 502,346 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

 (5) Includes 204,292 shares held of record by Mr. Giordano's wife, and 157,722 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

 (6) Includes 18,119 shares held of record by Mr. Giordano's wife, 122,914 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano in trust as trustee for himself.

 (7) Includes 71,630 shares held by Mr. Giordano in trust as trustee for himself and 77,565 shares held by Mr. Giordano in trust for his children.

 (8) Includes 2,713 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

 (9) Includes 13,125 shares owned by Dr. Moll's wife as to which Dr. Moll disclaims beneficial ownership.

(10) Shares are owned by Giordano Holding Corporation as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(11) The amounts shown are the number of shares held under options exercisable within 60 days.

(12) Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that the individuals named as owning Class B Stock converted their shares into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Charter, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of the options indicated, such individuals and the group would beneficially own the following number of shares constituting the indicated percentage of Common Stock outstanding: Mr. Salvatore Giordano, 3,655,610 shares constituting 9.72%; Mr. Sal Giordano, Jr., 4,212,697 shares constituting 11.11%; Mr. Joseph Giordano, 3,486,988 shares constituting 9.23%; and all directors and executive officers as a group 7,731,607 shares constituting 20.05%. The share totals for Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano include 2,764,912 shares which are held by corporations in which they are officers, directors and stockholders and share voting and investment power over such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or owner of more than 10% of the Company's Common or Class A Stock who failed to file on a timely basis with the Securities and Exchange Commission and the New York Stock Exchange a required report relating to beneficial ownership of such equity securities of the Company under Section 16 of the Securities Exchange Act of 1934. Based solely on a review of information provided to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis for the Fiscal Year.

                       PRINCIPAL STOCKHOLDERS OF FEDDERS

     The following table sets forth information at October 31, 1998 with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of the Company's outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

                                                                               AMOUNT
                                                    NAME AND ADDRESS        BENEFICIALLY    PERCENT
                TITLE OF CLASS                   OF BENEFICIAL OWNER(1)        OWNED        OF CLASS
                --------------                  ------------------------    ------------    --------
Class B Stock.................................  Salvatore Giordano           2,262,566       99.82%
                                                Joseph Giordano and
                                                Sal Giordano, Jr.
                                                c/o Fedders Corporation
                                                Liberty Corner, NJ 07938

---------------
(1) See footnotes (10) and (12) to the previous table for more detailed information with respect to the security ownership of the named individuals.

                             EXECUTIVE COMPENSATION

     The following information is furnished as to all cash compensation paid by the Company and its subsidiaries during the Fiscal Year to each of the five highest paid executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                      ANNUAL COMPENSATION                AWARDS
                                   --------------------------   -------------------------
(A)                                 (B)       (C)       (D)        (F)           (G)
                                                                RESTRICTED                        (I)
                                                                  STOCK                        ALL OTHER
                                   FISCAL   SALARY     BONUS      AWARDS       OPTIONS       COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR      ($)       ($)        ($)           (#)            ($)(1)
   ---------------------------     ------   -------   -------   ----------   ------------   ---------------
Salvatore Giordano...............   1998    522,701   378,660          --           --            28,324
  Chairman of the Board of          1997    522,701   412,320          --      120,000            28,060
  Directors                         1996    268,258   492,660          --      120,000            22,827

Sal Giordano, Jr.................   1998    579,750   378,660   1,764,000           --           543,165
  Vice Chairman, President and      1997    579,750   412,300          --      120,000            42,550
  Chief Executive Officer           1996    352,007   492,660          --      120,000            35,634

Robert L. Laurent, Jr. ..........   1998    250,000   189,330          --           --            14,001
  Executive Vice                    1997    250,000   206,160          --       60,000            14,564
  President-Finance
  and Administration and Chief      1996    250,000   246,330          --       30,000            16,003
  Financial Officer

Kent E. Hansen...................   1998    185,503    47,333          --           --             8,372
  Senior Vice President and         1997    185,503    51,540          --       20,000             8,306
  Secretary                         1996         --        --          --           --                --

Gerald C. Senion.................   1998    180,000    68,583          --           --             4,580
  Group Vice President and          1997     19,846        --          --       50,000           100,000(2)
  President, Fedders North          1996         --        --          --           --                --
  America, Inc.

---------------
(1) Includes the Company contribution to savings and investment retirement plans up to the 3% offered to all employees of the Company, the dollar value of the benefit of premiums paid for split-dollar life insurance policies projected on an actuarial basis, which cost is recovered by the Company from the proceeds of such policies (Mr. Sal Giordano, Jr. $13,368; Mr. Robert L. Laurent, Jr. $941; and Mr. Kent E. Hansen $1,261). The 1998 amount for Mr. Sal Giordano, Jr. includes $491,484 related to his employment contract.

(2) Represents a one-time signing bonus.

OPTIONS/SAR GRANTS TABLE

     There were no grants of stock options and/or stock appreciation rights
(SARs) during the Fiscal Year to the individual executive officers named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth the number of shares exercised during the Fiscal Year, the value realized upon exercise, the number of unexercised options at the end of the Fiscal Year, and the value of unexercised in-the-money options at the end of the Fiscal Year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                          VALUE OF
                                                                        NUMBER OF        UNEXERCISED
                                                                       UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS AT        OPTIONS AT
                                            SHARES                      FY-END(#)       FY-END($)(1)
                                          ACQUIRED ON      VALUE      -------------    ---------------
                                           EXERCISE      REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                                          (#)           ($)       UNEXERCISABLE     UNEXERCISABLE
----                                      -----------    ---------    -------------    ---------------
Salvatore Giordano......................     767,314     1,946,828           -0-E              -0-E
                                                                             -0-U              -0-U
Sal Giordano, Jr........................   1,447,500     4,861,136       319,066E          314,124E
                                                                             -0-U              -0-U
Robert L. Laurent, Jr...................     300,000       553,742       140,590E          146,803E
                                                                             -0-U              -0-U
Kent E. Hansen..........................      30,000        91,875        20,000E           13,750E
                                                                             -0-U              -0-U
Gerald C. Senion........................          --            --        50,000E              -0-E
                                                                             -0-U              -0-U

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In determining the total compensation package for the chief executive officer and all other executive officers for the Fiscal Year, the Committee considered several factors including: the performance of the Company; the individual contribution of each executive officer; and the need to attract and retain highly qualified executives in the air conditioning industry necessary to build long-term stockholder value. Executive compensation was broken down into two major components (i) cash compensation and (ii) incentive bonuses. Messrs. Salvatore Giordano and Sal Giordano, Jr. have employment contracts with the Company.

     Cash compensation for the Fiscal Year is shown on the Summary Compensation Table. For the Fiscal Year, the Committee recommended and the Board adopted a plan (the "Executive Plan") pursuant to which executive officers may receive incentive awards based upon designated percentages applied against the Company's earnings before interest, taxes, depreciation and amortization minus $1,000,000, exclusive of restructuring charges. The designated percentages for the Fiscal Year range from 0.125% to 1%. With respect to the individuals named in the Summary Compensation Table, the following percentages were designated: Mr. Salvatore Giordano 1%; Mr. Sal Giordano, Jr. 1%; Mr. Robert L. Laurent, Jr. 0.5%, and Mr. Kent E. Hansen 0.125%. Mr. Gerald C. Senion is on a separate plan based upon the performance of the Company's subsidiary, Fedders North America, Inc. Under the Executive Plan and the plan for Mr. Senion, the following awards were made for Fiscal Year performance: Mr. Salvatore Giordano

$378,660; Mr. Sal Giordano, Jr. $378,660; Mr. Robert L. Laurent, Jr. $189,330;
Mr. Kent E. Hansen $47,333 and Mr. Gerald C. Senion $70,833.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Howard S. Modlin -- Chairman
                                          William J. Brennan
                                          C. A. Keen
                                          Anthony E. Puleo

EMPLOYMENT CONTRACTS

     SALVATORE GIORDANO Mr. Salvatore Giordano has an Employment Agreement with the Company, which became effective on March 23, 1993, and was amended in August 1996 to take into account the merger of NYCOR, Inc. into the Company. The material provisions of the Agreement include: (1) an annual base salary of at least $232,000, payable in equal semi-monthly installments; (2) annual participation in all compensatory plans and arrangements of the Company no less favorable than the fiscal year 1993 plans including, but not limited to, a bonus not less than the amount of the fiscal year 1993 bonus (none was paid), and continuing eligibility to be awarded stock options; (3) reimbursement for all expenses incurred while on Company related business; and (4) annual consideration for base salary and plan participation increases, if deemed justified by the Company. The Agreement has a stated expiration date of March 23, 2003, but the term of the Agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided in the Agreement, such as permanent disability or death. During the Fiscal Year, the Company amortized the estimated present value of future non-salary benefits payable under the Agreement based upon certain assumptions, in the amount of $480,000.

     SAL GIORDANO, JR. In order to assure the services of Mr. Sal Giordano, Jr. through age 65, the Board of Directors offered Mr. Giordano a comprehensive employment agreement for a term of six (6) years. Mr. Giordano accepted the Company's offer and effective October 1, 1997 entered into an Employment Agreement with the Company which expires on September 30, 2003. The material provisions of the Agreement include: (1) an annual base salary of at least $579,750 payable in accordance with the Company's usual payroll practices for officers of the Company, which is reviewable annually and subject to increase;
(2) eligibility to receive an annual bonus of not less than 1% of the Company's earnings before income taxes, plus net interest expense and depreciation and amortization (EBITDA) in excess of $1 million, (1) and (2) above being the same level of compensation as Mr. Giordano received during the Fiscal Year; (3) an award of 300,000 restricted shares of the Company's Class A Stock which is being held by the Company until January 1, 2004, with the provision that, under certain circumstances, this stock award may be forfeited by Mr. Giordano; (4) a one-time signing bonus of $2 million contributed to Mr. Giordano's account under the Company's supplementary retirement plan and which will vest at the rate of one-sixth per year; and (5) real estate financing in an amount not to exceed $4 million or alternatively, the provision of housing, furnishing and maintenance in the State of New Jersey, comparable to Mr. Giordano's current residence.

PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with returns on the New York Stock Exchange Composite Index, and stocks included in the "Home Appliance" category by The Value Line Investment Survey.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           AMONG FEDDERS CORPORATION,
                NYSE COMPOSITE INDEX, AND HOME APPLIANCE STOCKS

                   ASSUMES $100 INVESTED ON SEPTEMBER 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                         FISCAL YEARS END ON AUGUST 31.

                                         FEDDERS           PEER GROUP          NYSE MARKET
                                       CORPORATION            INDEX               INDEX
1993                                     100.00              100.00              100.00
1994                                     141.86               97.05              106.65
1995                                     196.29              104.98              121.52
1996                                     195.03              114.94              143.11
1997                                     221.09              134.46              194.39
1998                                     183.93              152.77              202.00

        PROPOSAL NO. 2 -- TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE
            A PLAN PURSUANT TO WHICH 150,000 SHARES OF CLASS A STOCK
           WOULD BE RESERVED FOR ISSUANCE TO PAY A PORTION OF THE FEE
                 PAID TO NON-EMPLOYEE DIRECTORS OF THE COMPANY.

     Subject to the approval of the Company's Stockholders, the Board of Directors of the Company unanimously approved a plan pursuant to which 150,000 shares of Class A Stock are reserved for issuance in payment of a portion of the compensation of the Company's non-employee Directors. The Company currently has eight (8) non-employee Directors.

     Non-employee Directors are currently paid an annual cash fee of $24,000 for attendance at Board Meetings. The Board proposes to match the economic value of this cash payment with a yearly payment of shares of the Company's Class A (non-voting) Stock, which would be received by each non-employee Director free of any restrictions, other than those imposed by Federal Securities Rules and Regulations.

     At the June meeting of the Company's Board of Directors each year (or the next meeting thereafter if no meeting is held in June in any given year), the Company would issue to each non-employee Director then serving, that number of shares of the Company's Class A Stock determined by dividing $24,000 by the closing price of the Company's Class A Stock on the date of the Board Meeting. Fractional shares would be rounded up to the next full number of shares. If, at any time, the cash fee paid to qualified Directors increases, the Class A Stock portion of such Director's total fee would also increase and be based upon the higher cash fee. The first such grant was made, subject to the approval of this Proposal No. 2, in June 1998 at the meeting at which this plan was adopted.

     The Board of Directors feels strongly that, in order to attract and retain highly qualified members to serve on the Board, it must strive to be more competitive in the compensation it offers its non-employee members. Reports to the Board showed that the Company's current level of compensation to outside directors is approximately one-half of the average rate for companies of similar size. Current trends also suggest that at least some of the compensation to outside directors should be in the form of company stock, or other forms of deferred compensation.

     For federal income tax purposes, the Company would treat the compensation given in the form of Class A Stock in the same manner as it would had the Company paid all cash compensation to the non-employee Directors. The total compensation package (cash and stock) is fully deductible by the Company for tax purposes. The value of the Class A Stock received by the non-employee Directors would be recognized by each of them as ordinary income.

     Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock voting together as a single class. The Board of Directors recommends a vote in favor of Proposal No. 2.

      PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Company engaged BDO Seidman, LLP ("BDO") as its independent auditors as of May 23, 1995. Prior to this engagement, BDO performed audits on the Company's pension plans for the plan years ended October 31 and December 31, 1993. BDO has served as the Company's independent auditors for each of the last four fiscal years.

     On recommendation of the Audit Committee, the Board of Directors appointed the firm of BDO, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 1999, subject to ratification by the Company's Stockholders at the Annual Meeting. BDO does not have any direct financial interest in the Company.

     Representatives of BDO are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by Stockholders and may make a statement, if they so choose.

                  STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

     If any Stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by the Company, P.O. Box 813, Liberty Corner, NJ 07938 on or before July 28, 1999.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Company. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Company's regular employees in the total approximate number of five. Solicitations will be made by mail and may also be made by telegram, telephone and in person and by W. F. Doring & Co., for estimated professional fees of $3,500.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 25, 1998
Liberty Corner, New Jersey

                                 DIRECTIONS TO

                              SOMERSET HILLS HOTEL
                            200 LIBERTY CORNER ROAD
                                WARREN, NJ 07060
                                 (908) 647-6700

     The Somerset Hills Hotel is located directly north of Interstate 78 at Exit
33. Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Hotel.

                                      [MAP]

   [0514-FEDDERS CORPORATION] [FILE NAME: FER98B.ELX] [VERSION-2] [11/17/98]
FDR98B                            DETACH HERE
_______________________________________________________________________________


                                     PROXY

                              FEDDERS CORPORATION


              Annual Meeting of Stockholders -- December 22, 1998
                 Solicited on behalf of the Board of Directors

The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints SALVATORE GIORDANO, SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned with full power of substitution, to vote for and in the name, place and steed of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on December 22, 1998 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of Proposals 1, 2 and 3.

A majority of said attorneys and proxies, or their substitutes, at said meeting or any adjournments thereof (or, if only one, that one) may exercise all of the power hereby given to any persons, other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated November 25, 1998.

_____________                                                    _____________
|           |                                                    |           |
|SEE REVERSE|     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     |SEE REVERSE|
|    SIDE   |                                                    |    SIDE   |
|___________|                                                    |___________|

   [0614-FEDDERS CORPORATION] [FILE NAME:FDR96A.ELX] [VERSION-3] [11/18/98]

                                 Detach Here
--------------------------------------------------------------------------------
 _____
|     |  Plese mark
|  X  |  votes as in
|_____|  this example


    Unless you specify, the Proxy will be voted FOR Proposals 1, 2 and 3, Directors recommend a vote FOR Proposals 1, 2 and 3.

                                                                                                     ___    ___    ___
1.  Election of Directors for a term of one year.           2.  Approve reservation of 150,000      |   |  |   |  |   |
    Nominee: Salvatore Giordano, Sal Giordano, Jr.,             shares of Class A Stock in con-     |___|  |___|  |___|
    William J. Brennan, David C. Chang, Joseph                  nection with a yearly grant of
    Giordano, C.A. Keen, Howard S. Modlin,                      shares of the Company's Class A
    Clarence R. Moll, S.A. Muscarnera,                          Stock to be used to pay a portion
    Anthony E. Puleo.                                           of the annual fee paid to non-
                                                                employee Directors of the Company.
                                                                                                     ___   ___   ___
              ___      ___                                  3.  Ratification of the appointment of  |   | |   | |   |
   FOR ALL   |   |    |   |  WITHHELD FROM ALL                  BDO Seidman, LLP as the Company's   |___| |___| |___|
   NOMINEES  |___|    |___|      NOMINEES                       Independent auditors.


 ___
|   |   _______________________________________
|___|   For all nominees except as noted above


                                                                                                                   ___
                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         |   |
                                                                                                                  |___|
                                                            NOTE: The Proxy, properly filled in, dated and
                                                            signed, should be returned immediately in the
                                                            enclosed postage-paid envelope to Proxy Depart-
                                                            ment, BankBoston, P.O. Box 9381, Boston,
                                                            Massachusetts 02206. If a signer  is a corporation,
                                                            sign in full corporate name by a duly authorized
                                                            officer. Attorneys, executors, administrators,
                                                            trustees or guardians should sign full name
                                                            and mark as such.




Signature: ______________________________  Date: ___________________ Signature: ______________________________ Date: _______________